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    As filed with the Securities and Exchange Commission on November 18, 1999



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

                        Date of Report: November 5, 1999
                        (Date of earliest event reported)



                     SECURITY ASSOCIATES INTERNATIONAL, INC.
             (Exact name of registrant as specified in the charter)

          Delaware                     000-20870                 87-0467198
(State or other Jurisdiction      (Commission File No.)        (IRS Employer
      of incorporation)                                      Identification No.)



                  2101 South Arlington Heights Road, Suite 100
                     Arlington Heights, Illinois 60005-4142
                    (Address of Principal Executive Offices)

                                 (847) 956-8650
               (Registrant's telephone number including area code)

                                       n/a
          (Former name or former address, if changed since last report)







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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

             Acquisition of Alarm Monitoring Services, Inc.

         On November 5, 1999, we purchased all of the outstanding capital stock of Alarm Monitoring Services, Inc., a Washington corporation ("AMS") from Herbert Warrick, Ramona Warrick and Russell VanDevanter, who are unaffiliated with SAI and were the sole stockholders of AMS.

         The purchase price, which was based on the fair market value of the assets of AMS and its underlying customer base and arrived at by arm's length negotiations between the parties, was $4,000,000, which was paid in cash at closing. The purchase price was financed by drawing on SAI's existing credit facility with FINOVA Capital Corporation and Citizens Bank of Massachusetts, a wholly owned subsidiary of the Royal Bank of Scotland. The acquisition will be accounted for under the purchase method for financial reporting purposes.

         AMS is a third-party alarm monitoring company serving approximately 20,000 alarm monitoring subscribers and approximately 150 independent alarm dealers from a central monitoring station located in Seattle, Washington.




ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of  businesses acquired.

                  None required.

         (b)      Pro forma financial information.

                  None required.

         (c)      Exhibits.

                  10.1 Stock Purchase Agreement among Security Associates International, Inc. and Herbert Warrick, Ramona Warrick and Russell VanDevanter dated November 5, 1999.




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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Security Associates International, Inc.
                                                (Registrant)


                                  By: /s/ Daniel S. Zittnan
                                     ------------------------------------
                                     Daniel S. Zittnan
                                     Vice President, Chief Financial Officer

Date: November 18, 1999





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